UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2012

JANEL WORLD TRADE, LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

150-14 132nd Avenue, Jamaica, New York 11434

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2012, Janel Ferrara Logistics, LLC, a subsidiary of the Registrant (the “Seller”), entered into an Asset Purchase and Sale and Assumption of Liabilities Agreement (the “Agreement”) with Mann Global Enterprises, LLC (the “Purchaser”) pursuant to which the Purchaser purchased all of the Seller’s assets used in connection with the Registrant’s food industry vertical sales business. The Registrant has incurred significant losses since establishing its food industry vertical sales business segment, and the disposition of this segment was recommended by the Registrant’s outside financial advisers.

Under the terms of the Agreement, the Purchaser assumed liabilities of the Seller in the amount of at least $639,000, and agreed to indemnify the Seller against future liabilities of the business operated by the Purchaser.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.

10.1	Asset Purchase and Sale and Assumption of Liabilities Agreement by and among Janel Ferrara Logistics, LLC, and Mann Global Enterprises, LLC, dated June 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL WORLD TRADE, LTD.
(Registrant)

Date: June 20, 2012	By:	/s/ James N. Jannello
James N. Jannello
Chief Executive Officer